[FORETHOUGHT LOGO]

                       FORETHOUGHT LIFE INSURANCE COMPANY
                              [300 N. Meridian St.
                                   Suite 1800
                             Indianapolis, IN 46204]

            ENHANCED GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER III

This rider is issued as part of the Contract to which it is attached, and is effective on the Rider Effective Date. Except where this rider provides otherwise, it is subject to all of the conditions and limitations of the Contract.

THIS RIDER PROVIDES A GUARANTEED LIFETIME WITHDRAWAL BENEFIT TO THE OWNER, FOR AS LONG AS AT LEAST ONE COVERED LIFE REMAINS ALIVE. THIS RIDER HAS NO CASH SURRENDER VALUE. THE WITHDRAWAL BASE CANNOT BE TAKEN AS A LUMP SUM AND IS NOT PAYABLE AS A DEATH BENEFIT. THIS RIDER PROVIDES GUARANTEED LIFETIME WITHDRAWAL BENEFITS WITH POSSIBLE STEP UPS AND DEFERRAL BONUSES TO THE WITHDRAWAL BASE. EXCESS WITHDRAWALS MAY REDUCE FUTURE BENEFITS BY MORE THAN THE DOLLAR AMOUNT OF THE EXCESS WITHDRAWAL.

THIS RIDER OFFERS YOU A CHOICE OF TWO DEFERRAL BONUS OPTIONS, DEFERRAL BONUS OPTION A AND DEFERRAL BONUS OPTION B. THE IRREVOCABLE CHOICE SELECTED BY YOU AS OF THE RIDER EFFECTIVE DATE IS SHOWN IN THE RIDER SPECIFICATIONS.

IN ACCORDANCE WITH THE REPORTS TO THE OWNER SECTION OF YOUR CONTRACT, WE WILL PROVIDE YOU WITH A STATEMENT, NO LESS FREQUENTLY THAN ANNUALLY, THAT STATES YOUR APPLICABLE VALUES BASED ON THE DEFERRAL BONUS OPTION YOU SELECTED.

THIS RIDER IS SUBJECT TO INVESTMENT RESTRICTIONS, WHICH ARE DESCRIBED IN THE INVESTMENT RESTRICTIONS SECTION OF THIS RIDER.

THE GUARANTEED LIFETIME WITHDRAWAL BENEFIT WILL TERMINATE UPON ASSIGNMENT OR A CHANGE IN OWNERSHIP UNLESS THE NEW ASSIGNEE OR NEW OWNER MEETS THE QUALIFICATIONS SPECIFIED IN THE COVERED LIFE CHANGE SECTION OF THE RIDER. IF THIS RIDER IS TERMINATED OR REVOKED, THE PROVISIONS OF THE CONTRACT TO WHICH IT IS ATTACHED OR ANY OPTIONAL RIDER STILL IN EFFECT PREVAIL.

ICC15-FLICEGLWB

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RIDER SPECIFICATIONS

RIDER EFFECTIVE DATE: [ ]

COVERED LIFE: [ ]

DEFERRAL BONUS OPTION SELECTED BY YOU: [Deferral Bonus Option A] [Deferral Bonus Option B].

DEFERRAL BONUS PERIOD: The Deferral Bonus Period starts on the Rider
Effective Date. The Deferral Bonus Period ends when the first of the following events occur: (a) [15th] Contract Anniversary from the Rider Effective Date, or
(b) the Valuation Day that You take Your first Partial Withdrawal (including Your first Lifetime Annual Payment, and excluding any withdrawals for Registered Investment Advisor Fees, if applicable). Once the Deferral Bonus Period ends, it cannot be re-started.

DEFERRAL BONUS THRESHOLD: [$250,000]

INITIAL RIDER CHARGE: [1.25%]. This annual fee is charged on a quarterly basis and can change on any Contract Anniversary, subject to a Maximum Rider Charge of [2.50%] and a Minimum Rider Charge of [0.50%].

LIFETIME WITHDRAWAL PERCENTAGE REDUCTION FACTOR: [1.00%]

MAXIMUM RIDER ISSUE AGE: [80]

MAXIMUM STEP-UP AGE: concurrent with or immediately following the first to occur of any Owner or Covered Life's [90th] birthday

MINIMUM AMOUNT RULE INVESTMENT DEADLINE: [10 days]

MINIMUM INCOME AGE: [55]

MODAL VALUATION: [on a daily basis]

MODAL WITHDRAWAL BASE CAP: [Not Applicable]

PREMIUM PAYMENT: Our approval is required for any Premium Payment made after the [1st] Contract Anniversary following the Rider Effective Date.

SINGLE LIFE OPTION / JOINT LIFE OPTION SELECTED BY YOU: [ Single Life ]

WITHDRAWAL BASE LIMIT: [$5,000,000].

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                              DEFERRAL BONUS TABLE

                                                                                   DEFERRAL BONUS PERCENT
              CONTRACT ANNIVERSARY FOLLOWING THE                ------------------------------------------------------------
                    RIDER EFFECTIVE DATE                           [DEFERRAL BONUS OPTION A]       [DEFERRAL BONUS OPTION B]
-----------------------------------------------------------------------------------------------------------------------------
                           [1st]                                            [7]%                              [5]%
                           [2nd]                                            [7]%                              [5]%
                           [3rd]                                            [7]%                              [5]%
                           [4th]                                            [7]%                              [5]%
                           [5th]                                            [7]%                              [5]%
                           [6th]                                            [7]%                              [5]%
                           [7th]                                            [7]%                              [5]%
                           [8th]                                            [7]%                              [5]%
                           [9th]                                            [7]%                              [5]%
                           [10th]                                           [7]%                              [5]%
                           [11th]                                           [7]%                              [5]%
                           [12th]                                           [7]%                              [5]%
                           [13th]                                           [7]%                              [5]%
                           [14th]                                           [7]%                              [5]%
                           [15th]                                           [7]%                              [5]%
                   [16th and thereafter]                                    [0]%                              [0]%

                      LIFETIME WITHDRAWAL PERCENTAGE TABLE

                                                                 SINGLE LIFE - LIFETIME            JOINT LIFE - LIFETIME
           YOUNGEST COVERED LIFE'S ATTAINED AGE                   WITHDRAWAL PERCENTAGE            WITHDRAWAL PERCENTAGE
-----------------------------------------------------------------------------------------------------------------------------
                           [55]                                           [3.5]%                           [3.0]%
                           [56]                                           [3.5]%                           [3.0]%
                           [57]                                           [3.5]%                           [3.0]%
                           [58]                                           [3.5]%                           [3.0]%
                           [59]                                           [3.5]%                           [3.0]%
                           [60]                                           [4.0]%                           [3.5]%
                           [61]                                           [4.0]%                           [3.5]%
                           [62]                                           [4.0]%                           [3.5]%
                           [63]                                           [4.0]%                           [3.5]%
                           [64]                                           [4.0]%                           [3.5]%
                           [65]                                           [5.0]%                           [4.5]%
                           [66]                                           [5.0]%                           [4.5]%
                           [67]                                           [5.0]%                           [4.5]%
                           [68]                                           [5.0]%                           [4.5]%
                           [69]                                           [5.0]%                           [4.5]%
                           [70]                                           [5.0]%                           [4.5]%
                           [71]                                           [5.0]%                           [4.5]%
                           [72]                                           [5.0]%                           [4.5]%
                           [73]                                           [5.0]%                           [4.5]%
                           [74]                                           [5.0]%                           [4.5]%
                           [75]                                           [5.5]%                           [5.0]%
                           [76]                                           [5.5]%                           [5.0]%
                           [77]                                           [5.5]%                           [5.0]%
                           [78]                                           [5.5]%                           [5.0]%
                           [79]                                           [5.5]%                           [5.0]%
                           [80]                                           [5.5]%                           [5.0]%
                           [81]                                           [5.5]%                           [5.0]%
                           [82]                                           [5.5]%                           [5.0]%
                           [83]                                           [5.5]%                           [5.0]%
                           [84]                                           [5.5]%                           [5.0]%
                          [85+]                                           [6.0]%                           [5.5]%

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                                TABLE OF CONTENTS

                                                                           PAGE
RIDER SPECIFICATIONS                                                          2

DEFINITIONS                                                                   5

PARTIAL WITHDRAWALS                                                           7

LIFETIME WITHDRAWAL PERCENTAGE                                                7

DEFERRAL BONUS                                                                7

SUBSEQUENT PREMIUM PAYMENTS                                                   9

LIFETIME ANNUAL PAYMENT                                                      10

SPOUSAL CONTINUATION                                                         10

COVERED LIFE CHANGE                                                          11

INVESTMENT RESTRICTIONS                                                      11

MINIMUM AMOUNT RULE                                                          12

REVOCATION/TERMINATION                                                       13

ANNUITY COMMENCEMENT DATE                                                    13

MISSTATEMENT OF AGE                                                          13

EVIDENCE OF SURVIVAL                                                         13

ISSUANCE RULES                                                               14

RIDER CHARGE                                                                 14

DEFINITIONS

Initial capitalized terms used that are not defined in this rider shall have the same meaning as those in Your Contract.

ANNIVERSARY WITHDRAWAL BASE - The value on any Contract Anniversary during the Deferral Bonus Period used to determine if a reset to the Withdrawal Base will occur for the Deferral Bonus Option A.

HIGH WATER MARK - The value on any Modal Valuation Day used to determine if a reset to the Withdrawal Base will occur for the Deferral Bonus Option B.

COVERED LIFE - If the Single Life option is elected, the Covered Life is the Owner. In the case of joint Owners, the Covered Life is the oldest Owner. If the Owner is a non-natural person, the Covered Life is the Annuitant.

If the Joint Life option is elected, the Covered Life is the Owner and the Owner's spouse provided the spouse is an Owner, a joint Owner or the sole primary Beneficiary who is eligible for Spousal Continuation. If the Owner is a non-natural person, the Covered Life is the Annuitant. We reserve the right to allow the designation of the Annuitant's spouse as a Covered Life without being an Owner, a joint Owner or the sole primary Beneficiary provided that the non-natural custodial Owner may elect spousal continuation on behalf of the Annuitant's spouse.

DEFERRAL BONUS - A percentage of the Deferral Bonus Base that:

     a) For the Deferral Bonus Option A, We may add to Your Anniversary Withdrawal Base on each Contract Anniversary during the Deferral Bonus Period.

     b) For the Deferral Bonus Option B, We will add to Your Withdrawal Base on each Contract Anniversary during the Deferral Bonus Period.

DEFERRAL BONUS BASE - The basis for determining the Deferral Bonus.

DEFERRAL BONUS PERIOD - The period during which a Deferral Bonus may be added to either Your Anniversary Withdrawal Base for the [Deferral Bonus Option A] or Your Withdrawal Base for the [Deferral Bonus Option B]. The Deferral Bonus Period is stated on the Rider Specifications Page.

EXCESS WITHDRAWAL - The portion of any Partial Withdrawal (excluding withdrawals for Registered Investment Advisor Fees, if applicable) which, on a cumulative basis with all other Partial Withdrawals in a Contract Year, exceeds the Lifetime Annual Payment. Any Partial Withdrawal (excluding withdrawals for Registered Investment Advisor Fees, if applicable) prior to the Minimum Income Age is considered an Excess Withdrawal. Any Partial Withdrawal taken to satisfy the Required Minimum Distribution (RMD) requirements related to this Contract imposed by federal law will not be considered an Excess Withdrawal if the cumulative withdrawals for the Contract Year do not exceed the greater of: 1) the Lifetime Annual Payment for that Contract Year or 2) the Required Minimum Distribution for either one of the calendar years in which the Contract Year occurs. The Required Minimum Distribution will be reduced by all prior withdrawals from the Contract made in the applicable calendar year. If at any time You request a Partial Withdrawal over the telephone, We will advise You if the requested Partial Withdrawal would be an Excess Withdrawal.

LIFETIME ANNUAL PAYMENT - On or after the Minimum Income Age, an amount that may be taken by Partial Withdrawal(s) during any Contract Year. Prior to your Minimum Income Age, You may contact Us to determine the amount of your Lifetime Annual Payment as of Your Minimum Income Age. After Your Minimum Income Age, We will send to You, no less frequently than annually, a notice advising You of Your then current Lifetime Annual Payment.

LIFETIME WITHDRAWAL PERCENTAGE - The percentage used to determine the Lifetime Annual Payment.

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MAXIMUM RIDER ISSUE AGE - The oldest age any Covered Life may be on the Rider
Effective Date. The Maximum Rider Issue Age is stated on the Rider Specifications Page.

MAXIMUM STEP UP AGE - The age upon which no additional increases to the Withdrawal Base may occur. This is the Valuation Day when any Covered Life has an attained age stated on the Rider Specification Page.

MINIMUM INCOME AGE - The Valuation Day when the youngest Covered Life has an attained age stated on the Rider Specification Page.

MODAL VALUATION DAY - Any periodic Valuation Day that we compare Your Contract Value and Your Withdrawal Base for the purpose of determining if a Step Up occurs. The Modal Valuation Day will occur on the basis indicated on the Rider Specifications Page. In the event that the Modal Valuation Day occurs on a non-Valuation Day, the following Valuation Day will be considered the Modal Valuation Day.

MODAL WITHDRAWAL BASE CAP - The maximum percentage, applied at the periodic frequency, that the Withdrawal Base may be increased due to a Step Up on any Modal Valuation Day is stated on the Rider Specifications Page.

PREMIUM PAYMENT - The total amount of the initial and subsequent Premium Payments deposited into the Sub-Account(s) and Fixed Accounts, if applicable. Our approval is required for any subsequent Premium Payment received after the date indicated on the Rider Specifications Page. Subsequent Premium Payments will be allocated to Accounts in accordance with Your most recent instructions to Us.

REGISTERED INVESTMENT ADVISOR FEES - If You have purchased the Contract and this rider through a Registered Investment Adviser (RIA) who, for a fee, manages your Contract Value, You may elect to have this fee paid as a Partial Withdrawal out of your Contract Value under a RIA systematic withdrawal program that is offered by Us. We reserve the right to discontinue such program at any time upon advance notice to You.

RIDER EFFECTIVE DATE - The later of the Issue Date or the date that this rider becomes part of Your Contract.

STEP UP - A potential increase to Your Withdrawal Base that occurs when:

     a) For the [Deferral Bonus Option A] Option, Your Contract Value on any Modal Valuation Day, prior to the deduction of any applicable Rider Charge, is greater than the Withdrawal Base as of the prior Valuation Day adjusted to include the current Valuation Day Premium Payment and Excess Withdrawals, and a Deferral Bonus does not apply.

     b) For the [Deferral Bonus Option B] Option, You reach a new High Water Mark on any Modal Valuation Day.

WITHDRAWAL BASE - The basis for determining the Lifetime Annual Payment and the Rider Charge.

PARTIAL WITHDRAWALS

Partial Withdrawals which are not Excess Withdrawals do not reduce Your Withdrawal Base, Anniversary Withdrawal Base, Deferral Bonus Base or High Water Mark. Excess Withdrawals reduce Your prior Valuation Day Withdrawal Base, Deferral Bonus Base, Anniversary Withdrawal Base and High Water Mark values used in determining these values for the current Valuation Day by multiplying each by the following factor:

     Factor = (A/B) where:

        A   =   The Contract Value immediately after the Excess Withdrawal; and

        B   =   Contract Value immediately prior to the Excess Withdrawal less any Partial Withdrawal that is not an Excess Withdrawal.

Partial Withdrawals will be taken pro rata from Your Accounts.

LIFETIME WITHDRAWAL PERCENTAGE

Your Lifetime Withdrawal Percentage is set based on the attained age of the youngest Covered Life based on the Lifetime Withdrawal Percentage Table shown in the Rider Specification section.

The Lifetime Withdrawal Percentage will be set at the later of the Valuation Day when Your first Partial Withdrawal is taken (excluding withdrawals taken for Registered Investment Advisor Fees, if applicable) or Your Minimum Income Age based on the attained age of the youngest Covered Life. The Lifetime Withdrawal Percentage may increase based on the current attained age of the youngest Covered Life provided there is a Step Up and a new age band has been reached.

DEFERRAL BONUS

If You elect this rider on the Contract Issue Date, then Your initial Deferral Bonus Base is Your initial Premium Payment. If You elect this rider after the Contract Issue Date, then Your initial Deferral Bonus Base is Your Contract Value as of the Rider Effective Date. Your Deferral Bonus Base is calculated without deduction for sales charges, if any.

The Deferral Bonus Percentages applicable to Your Contract are described in the Deferral Bonus Table shown in the Rider Specifications section. We reserve the right to apply, on a non-discriminatory basis, an additional amount to the above-stated Deferral Bonus Percentages on all Contract Anniversaries during the Deferral Bonus Period when cumulative Premium Payments made during the first Contract Year are equal to or in excess of the Deferral Bonus Threshold.

On each Contract Anniversary during the Deferral Bonus Period, We may apply a Deferral Bonus to Your Withdrawal Base or Anniversary Withdrawal Base, as applicable. The Deferral Bonus will equal a percentage of the Deferral Bonus Base, as of the Valuation Day prior to each Contract Anniversary during the Deferral Bonus Period. If You elect this rider after Your Contract Issue Date, the Deferral Bonus on the first Contract Anniversary following the Rider Effective Date and during the Deferral Bonus Period will be prorated for the number of days of the Contact Year since Your election.

BONUS OPTION A - CALCULATIONS FOR WITHDRAWAL BASE, ANNIVERSARY WITHDRAWAL BASE AND DEFERRAL BONUS BASE

Your Deferral Bonus Base will be reset on each Contract Anniversary during the Deferral Bonus Period to equal the Withdrawal Base provided that the maximum (Withdrawal Base as of the prior Valuation Day, Contract Value on the Contract Anniversary) is greater than or equal to the sum of:

     a) the Anniversary Withdrawal Base as of the prior Valuation Day adjusted to include the current Valuation Day Premium Payment and Excess Withdrawals; and

     b) the Deferral Bonus.

If You elect this rider on the Contract Issue Date, then Your initial Withdrawal Base and Your initial Anniversary Withdrawal Base are each equal to Your initial Premium Payment. If You elect this rider after the Contract Issue Date, then Your initial Withdrawal Base and Your initial Anniversary Withdrawal Base are each equal to Your Contract Value as of the Rider Effective Date. Your Withdrawal Base and Your Anniversary Withdrawal Base are each calculated without deduction for sales charges, if any.

Your Withdrawal Base may be reset each Modal Valuation Day following the Rider Effective Date and ending upon and including the Modal Valuation Day of the Maximum Step Up Age. The reset is equal to the greater of (A) or (B) subject to a maximum (C) where:

   A = Your Withdrawal Base as of the prior Valuation Day adjusted to include the current Valuation Day Premium Payment and Excess Withdrawals.

   B =  Your Contract Value, prior to the deduction of any applicable Rider
        Charge.

   C = Your Withdrawal Base as of the prior Valuation Day adjusted to include the current Valuation Day Premium Payment and Excess Withdrawals times the sum of 100% plus the Modal Withdrawal Base Cap, if applicable.

When the Modal Valuation Day occurs on the Contract Anniversary, the reset is equal to the greater of (i) the greater of (A) or (B) subject to a maximum (C) defined above; or (ii) the sum of (D) plus (E) where:

   D = Your Anniversary Withdrawal Base as of the prior Valuation Day adjusted to include the current Valuation Day Premium Payment and Excess Withdrawals.

   E =  The Deferral Bonus, if applicable.

Your Anniversary Withdrawal Base may be reset each Contract Anniversary subsequent to the Rider Effective Date and ending upon and including the Contract Anniversary immediately following the Maximum Step Up Age. Upon any reset, the Anniversary Withdrawal Base will equal the greater of the Withdrawal Base or the Anniversary Withdrawal Base as of the prior Valuation Day adjusted to include the current Valuation Day Premium Payment and Excess Withdrawals.

In no event shall Your Withdrawal Base exceed Your Withdrawal Base Limit as described in the Rider Specifications.

In accordance with the Reports to the Owner section of Your Contract, We will provide you with a statement, no less frequently than annually, that states Your Withdrawal Base value.

DEFERRAL BONUS OPTION B - CALCULATIONS FOR WITHDRAWAL BASE, HIGH WATER MARK AND DEFERRAL BONUS BASE

Your Deferral Bonus Base will not reset on each Contract Anniversary.

If You elect this rider on the Contract Issue Date, then Your initial Withdrawal Base and Your High Water Mark are each equal to Your initial Premium Payment. If You elect this rider after the Contract Issue Date, then Your initial Withdrawal Base and Your initial High Water Mark are each equal to Your Contract Value as of the Rider Effective Date. Your Withdrawal Base and Your High Water Mark are each calculated without deduction for sales charges, if any.

Your Withdrawal Base may be reset each Modal Valuation Day following the Rider Effective Date and ending upon and including the Modal Valuation Day of the Maximum Step Up Age. The reset is equal to the sum of (A) and (B) subject to a maximum (C) where:

   A   =  Your Withdrawal Base as of the prior Valuation Day adjusted to include the current Valuation Day Premium Payment and Excess Withdrawals.

   B   =  The High Water Mark as of the current Valuation Day less the High
          Water Mark as of the prior Valuation Day adjusted to include the current Valuation Day Premium Payment and Excess Withdrawals.

   C   =  Your Withdrawal Base as of the prior Valuation Day adjusted to include the current Valuation Day Premium Payment and Excess Withdrawals times the sum of 100% plus the Modal Withdrawal Base Cap, if applicable.

When the Modal Valuation Day occurs on the Contract Anniversary, the reset is equal to the sum of (D) and (E) subject to a maximum (F), plus (G).

   D   =  Your Withdrawal Base as of the prior Valuation Day adjusted to include the current Valuation Day Premium Payment and Excess Withdrawals.

   E   =  The High Water Mark as of the current Valuation Day less the High
          Water Mark as of the prior Valuation Day adjusted to include the current Valuation Day Premium Payment and Excess Withdrawals.

   F   =  Your Withdrawal Base as of the prior Valuation Day adjusted to include the current Valuation Day Premium Payment and Excess Withdrawals times the sum of 100% plus the Model Withdrawal Base Cap, if applicable.

   G   =  The Deferral Bonus, if applicable.

Your High Water Mark may be reset on each Modal Valuation Day following the Rider Effective Date. The reset is equal to the greater of (A) or (B) where:

   A   = The High Water Mark as of the prior Modal Valuation Day adjusted to include the current Valuation Day Premium Payment and Excess
         Withdrawals.

   B   = The Contract Value prior to the deduction of any applicable Rider
         Charge.

In no event shall Your Withdrawal Base exceed Your Withdrawal Base Limit as described in the Rider Specifications.

In accordance with the Reports to the Owner section of Your Contract, We will provide you with a statement, no less frequently than annually, that states Your Withdrawal Base and High Water Mark values.

SUBSEQUENT PREMIUM PAYMENTS

Your Withdrawal Base, Anniversary Withdrawal Base, Deferral Bonus Base and High Water Mark may be increased by the dollar amount of a subsequent Premium Payment.

The Deferral Bonus Base will not increase if the Deferral Bonus Period has ended. In no event shall Your Withdrawal Base, Anniversary Withdrawal Base or Deferral Bonus Base exceed the Withdrawal Base Limit.

Subsequent Premium Payments will be allocated to Accounts in accordance with Your most recent instructions to Us.

LIFETIME ANNUAL PAYMENT

Upon the later of Your Minimum Income Age or the Valuation Day when You take Your first Partial Withdrawal (excluding withdrawals for Registered Investment Advisor Fees, if applicable), Your Lifetime Annual Payment is equal to Your applicable Lifetime Withdrawal Percentage multiplied by Your then current Withdrawal Base.

Your Lifetime Annual Payment prior to the Contract Maturity Date will reset upon any of the following events provided that such event does not cause the Withdrawal Base to exceed the Withdrawal Base Limit:

   a)   Contract Anniversary;
   b)   The Lifetime Withdrawal Percentage changes;
   c)   A subsequent Premium Payment is made;
   d)   An Excess Withdrawal is taken; or
   e)   Spousal Continuation.

If Your Lifetime Annual Payment exceeds Your Free Withdrawal Amount, if applicable, We will waive applicable Contingent Deferred Sales Charges up to the amount of Your Lifetime Annual Payment.

Any Lifetime Annual Payment amount remaining at the end of a Contract Year may not be carried over to future Contract Years.

SPOUSAL CONTINUATION

If the Single Life option is selected by You as shown in the Rider Specifications, this rider terminates upon the death of the Owner. If the spouse continues the Contract under the "Spouse Beneficiary" provision of the Contract, if eligible, We will increase the Contract Value to the death benefit value as of the Valuation Day We receive Due Proof of Death according to the Premium Payment allocation percentages then in effect. The surviving spouse becomes the new Owner on the effective Valuation Day of the Spousal Continuation. This right may be exercised only once during the term of the Contract. The surviving spouse may re-elect this rider, subject to the election rules that are then in place.

If the Joint Life option is selected by You as shown in the Rider
Specifications, the benefits of this rider are available for the lifetimes of both Covered Lives provided that the Owner's spouse elects to continue this Contract. The following are the effects of the surviving Covered Life continuing the Contract under the "Spouse Beneficiary" provision of the Contract, if applicable:

   1. The surviving spouse becomes both the Owner and the Annuitant upon spousal continuation. If this Contract is owned by a custodian, the surviving spouse becomes the Annuitant.

   2. The surviving spouse may continue the Contract and We will continue this rider with respect to all benefits, at the Rider Charge currently in effect for the Contract, subject to our right to change the Rider Charge as provided for in the Rider Charge section.

   3. The Withdrawal Base, Anniversary Withdrawal Base, Deferral Bonus Base and High Water Mark, if applicable will each be set equal to the greater of
      (a) the Contract Value on the effective Valuation Day of the Spousal Continuation or (b) the applicable values as of the Valuation Day prior to the Spousal Continuation.

   4. The Deferral Bonus feature will continue, if applicable.

   5. The Deferral Bonus Period will not reset; the Deferral Bonus Period, if applicable, will continue uninterrupted.

   6. The Lifetime Annual Payment will be recalculated on the continuation date and will be equal to the Withdrawal Base as of the date of the spousal continuation multiplied by the Lifetime Withdrawal Percentage. If after the above recalculations the new Lifetime Annual Payment exceeds the sum of prior Partial Withdrawals, excluding withdrawals taken for Registered Investment Advisor Fees, if applicable, made during that Contract Year, the difference between these amounts will be available and applicable for the remainder of that Contract Year.

   7. If there was a Partial Withdrawal, excluding withdrawals taken for Registered Investment Advisor Fees, if applicable, since the Rider Effective Date, the Lifetime Withdrawal Percentage will remain at the current percentage. If there has not been a Partial Withdrawal since the Rider Effective Date, the Lifetime Withdrawal Percentage will be based on the attained age of the remaining Covered Life at the time of spousal continuation.

   8. The Owner may name a new Beneficiary. If this Contract is owned by a custodian, that custodian will be the Beneficiary.

   9. This rider will terminate upon the death of the surviving Covered Life.

COVERED LIFE CHANGE

Any Contract change which causes a change in any Covered Life will result in the termination of this rider. The Rider Charge will be assessed on the termination date, and will no longer be assessed thereafter.

INVESTMENT RESTRICTIONS

You must continuously comply with the following investment restrictions (Investment Restrictions) in order to receive rider benefits.

1. Unless We agree otherwise, You must invest, reinvest and rebalance Your Contract Value (including future investments) within an approved asset allocation model(s), Sub-Account(s), and other investment program(s) approved and designated by Us that correspond with the rider version chosen on the Rider Effective Date. The same may be amended, replaced or substituted from time to time by Us.

2. We reserve the right to add, replace or substitute approved asset allocation model(s), investment program(s), and Sub-Account(s). We reserve the right to remove, close or restrict any approved asset allocation model(s), investment program(s), or Sub-Account(s) to new or subsequent investments. We will notify You in writing of any such changes.

3. Any failure or refusal to promptly invest, maintain, reallocate and/or reinvest Your Contract Value within an approved asset allocation model(s), investment program(s), and Sub-Account(s), as the same may be amended, replaced or substituted from time to time, shall be deemed to be a violation of these Investment Restrictions, unless waived by Us. For the purposes of the foregoing, "promptly" shall mean 5 business days after posting notice of a directive to invest, maintain, reallocate and/or reinvest Your Contract Value as aforesaid. Any reinstatement of this rider following rider termination for violating Investment Restrictions may result in a recalculation of Your benefits. If the rider is terminated by us due to a failure to comply with these investment restrictions, You will have one opportunity to reinstate the rider by reallocating Your Contract Value in accordance with the prevailing investment restrictions. You will have a 5 day reinstatement period to do this. The reinstatement period will begin upon termination of the rider. Your right to reinstate the rider will be terminated if during the reinstatement period You make a subsequent Premium Payment, take a Partial Withdrawal, or make a Covered Life change. Upon reinstatement, Your Lifetime Withdrawal Percentage will be reset to equal the Lifetime Withdrawal Percentage prior to termination unless during the reinstatement period the relevant Covered Life qualifies for a new age band. Upon Reinstatement, Your Withdrawal Base, Deferral Bonus Base, Anniversary Withdrawal Base, if applicable, and High Water Mark, if applicable will be reset at the lower of the Contract Value or Your Withdrawal Base, Deferral Bonus Base, Anniversary Withdrawal Base, if applicable, and High Water Mark, if applicable, respectively prior to the revocation as of

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   the date of the reinstatement. We will deduct a pro-rated Rider Charge on
   Your Quarterly Contract Anniversary following the reinstatement for the time period between the reinstatement date and Your first Quarterly Contract Anniversary following the reinstatement. Violation of these investment restrictions could result in a serious erosion of the value in this rider.

4. Any and all Sub-Account transfers required to ensure Your compliance with these Investment Restrictions shall not be used in determining the number of permissible transfers allowed during that Contract Year.

5. If You violate any of the terms of these Investment Restrictions, including a refusal to reallocate Your investments as set forth above, it will result in a termination of this rider. We will assess a pro-rated share of the Rider Charge and will no longer assess a Rider Charge thereafter.

6. Notwithstanding anything possibly to the contrary, in the event of a conflict between these Investment Restrictions and those imposed by any other rider, the Investment Restrictions described in this rider shall prevail.

7. By electing the rider, You hereby irrevocably agree and consent to Our sharing with Our affiliates and designees personal data regarding Your elections hereunder, including, but not limited to, Your Contract Value, asset allocation model, investment program, Partial Withdrawals, and lapsation data. You direct Us to share any such data to the extent that We believe necessary or desirable for Us in order for Us or an affiliate or designee of Ours to properly manage any of our guarantee obligations or any Sub-Account available hereunder.

MINIMUM AMOUNT RULE

Prior to the Annuity Commencement Date, if (A) on any Contract Anniversary Your Contract Value, due to investment performance or fees, is reduced below an amount equal to the greater of either (i) the Minimum Contract Value or (ii) one of Your Lifetime Annual Payments; or (B) on any Valuation Day, as a result of a Partial Withdrawal (including withdrawals for Registered Investment Advisor Fees, if applicable), Your Contract Value is reduced below an amount equal to the greater of (x) the Minimum Contract Value or (y) one of Your Lifetime Annual Payments, then:

   1. You must transfer Your remaining Contract Value to an asset allocation model(s), investment program(s), Sub-Account(s), fund of funds Sub-Account(s), or other investment option(s) approved by Us for purposes of the Minimum Amount Rule.

      a) One of the approved investment options, as described above, must be elected within the Minimum Amount Rule Investment Deadline from the date the minimum amount was reached.

      b) If We do not receive Your election within the above stated time frame, You will be deemed to have irrevocably authorized Us to move Your remaining Contract Value into the Money Market Sub-account, or other investment option(s) approved by Us.

      c) If You choose not to participate in one of the approved investment options, then We will automatically liquidate Your remaining Contract Value. Any applicable Contingent Deferred Sales Charge will be assessed and the Contract will be fully terminated.

   2. Once the Contract Value is transferred to an approved investment option, the following rules will apply:

      a) You will receive Your then current Lifetime Annual Payment, which will be equal to Your Lifetime Annual Payment at the time Your Contract Value reduces below Our Minimum Amount Rules then in effect, at the frequency of Your choice and acceptable to Us.

      b) Ongoing Lifetime Annual Payments will no longer reduce Your Contract Value.

      c) We will no longer accept subsequent Premium Payments.

      d) We will waive the Rider Charge, and any applicable Annual Maintenance Fee or Premium Based Charge on Your Contract.

      e) Withdrawal Base increases will no longer apply and the Deferral Bonus Period will end.

      f) Registered Investment Advisor Fees, if applicable, will no longer be permissible and the RIA systematic withdrawal program, if applicable, will be terminated.

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After the transfer of the Contract Value due to the Minimum Amount Rules above, if cumulative partial Withdrawals within a Contract Year are taken in excess of the Lifetime Annual Payment, then We will automatically liquidate Your remaining Contract Value. Any applicable Contingent Deferred Sales Charge will be assessed and the Contract will be terminated.

REVOCATION/TERMINATION

You may only revoke this rider if the Company sponsors a conversion program on a non-discriminatory basis and You elect to participate in that program. We may terminate this rider based on the following events or circumstances:

   a) Upon the Contract Maturity Date;

   b) You assign the Contract or any of Your rights, including a change of a Covered Life;

   c) You violate the Issuance Rules;

   d) You violate the Investment Restrictions;

   e) You violate the terms of the Contract or any other rider;

   f) You ask for Spousal Continuation in violation of the rider's restrictions;

   g) There is a full surrender of Your Contract; and/or

   h) A death benefit becomes payable on Your Contract.

On the date this rider is revoked or terminated, a prorated Rider Charge will be assessed, and will no longer be assessed thereafter if events (a) through (g) occur. You are not entitled to any cash surrender value associated with this rider upon termination of this rider.

ANNUITY COMMENCEMENT DATE

At the Annuity Commencement Date, the Contract may be annuitized under Our standard Annuity Options or as Lifetime Annual Payments With a Cash Refund - an annuity payable during the lifetime of the Covered Lives. At the death of the second Covered Life, any remaining value will be paid to the Beneficiary. The remaining value equals the Contract Value on the Annuity Commencement Date, less Premium Tax, minus the sum of all Annuity Payments made.

If You do not make an election, the default Annuity Option at that time will be the option that generates the greater Annuity Payment from either the: 1) default Annuity Option listed in Your Contract; or 2) Lifetime Annual Payments With a Cash Refund option.

MISSTATEMENT OF AGE

If the age of an Owner or a Covered Life has been misstated, the benefits provided by this Rider will be adjusted based on the correct information. Any underpayments by Us will be made up immediately and any overpayments will be charged against future amounts becoming payable.

EVIDENCE OF SURVIVAL

We may require satisfactory evidence of the continued survival of any person(s) on whose life the benefits provided by this rider are based. We reserve the right to discontinue payments until satisfactory proof of continued survival is received.

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ISSUANCE RULES

If this optional rider is not attached to Your Contract on the Contract Issue Date, We reserve the right to make this rider available to You after the Contract Issue Date.

This rider is not available if any Owner or Covered Life is older than the Maximum Rider Issue Age on the Rider Effective Date.

If the Rider Effective Date is after the Contract Issue Date, then the period between the Rider Effective Date and Your next Contract Anniversary will constitute a Contract Year.

We reserve the right to make this benefit available through a company sponsored conversion program.

RIDER CHARGE

The annual Rider Charge will never be less than the Minimum Rider Charge nor exceed the annual Maximum Rider Charge stated on the Rider Specifications Page. The Rider Charge will be assessed on each Quarterly Contract Anniversary based on Your Withdrawal Base. The Rider Charge may increase or decrease each Contract Anniversary beginning with the first Contract Anniversary subject to the limitations above. The Rider Charge will be deducted on a prorated basis from the Sub-Account(s). We will notify you in writing of any change in the Rider Charge. You may irrevocably elect to decline the new Rider Charge. If You so elect, all rights under this rider will remain in effect and no future Rider Charge changes will apply; however, Your Lifetime Withdrawal Percentage will be reduced by the Lifetime Withdrawal Percentage Reduction Factor.

If the Rider Effective Date is after the Contract Issue Date, the period between the Rider Effective Date and the next Contract Anniversary will constitute the first Contract Year. The charge for this Contract Year will be prorated based on the number of days between the Rider Effective Date and the next Quarterly Contract Anniversary.

If this rider is revoked or terminated on any date other than a Quarterly Contract Anniversary, We will deduct a prorated portion of the Rider Charge from Your Contract Value from the amount otherwise payable as stated in the Revocation/Termination section of this rider. The prorated portion of the Rider Charge is equal to the annual Rider Charge percentage multiplied by the Withdrawal Base prior to the revocation or termination, multiplied by the number of days since the last Quarterly Contract Anniversary, divided by 365, divided by 4.

The Rider Charge will no longer be assessed upon any of the following events:

   a) the Contract Maturity Date; or

   b) the Annuity Commencement Date; or

   c) upon the death of a Covered Life.


SIGNED FOR FORETHOUGHT LIFE INSURANCE COMPANY
[
            /s/ Samuel Ramos                       /s/ Michael A. Reardon
          ----------------------                  ------------------------
               SECRETARY                                 PRESIDENT]

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